Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Barney A. Richmond, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Annual Report of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.) on Form 10-K for the period ended May 31, 2012, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.)

Date: August 13, 2012	/S/ BARNEY A. RICHMOND
Barney A. Richmond
Chief Executive Officer
(Principal Executive Officer)

I, Richard C. Turner, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Annual Report of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.) on Form 10-K for the period ended May 31, 2012, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Green Energy Group, Inc. (f/k/a eCom eCom.com, Inc.)

Date: August 13, 2012	/S/ RICHARD C. TURNER
Richard C. Turner
Chief Financial Officer
(Principal Financial Officer)